EXHIBIT 99.1
The Hallwood Group Incorporated
3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214/528-5588 • Fax: 214/522-9254
FOR IMMEDIATE RELEASE

Contact:	Joseph Koenig, Treasurer (800)225-0135 • (214)528-5588
THE HALLWOOD GROUP INCORPORATED CLARIFIES THAT
HALLWOOD ENERGY L.P. BANKRUPTCY DOES NOT INCLUDE HALLWOOD GROUP
Dallas, Texas, March 2, 2009 — The Hallwood Group Incorporated (NYSE Alternext US-HWG) clarifies its announcement that Hallwood Energy, L.P. and certain of its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code.
Hallwood Group stated that the bankruptcy filing was only by Hallwood Energy, the general partner of Hallwood Energy and Hallwood Energy’s subsidiaries. Hallwood Group is only an investor in and creditor of Hallwood Energy. The bankruptcy filing does not include Hallwood Group or any other of Hallwood Group’s assets. Hallwood Group continues to own Brookwood Companies Incorporated, which continues to operate in the normal course of business.
~ END ~